UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

Hypha Labs, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Boulevard, Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 744-0640

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on December 23, 2024, Hypha Labs, Inc. (the “Company”) filed with the Secretary of State of Nevada a Certificate of Amendment to the Articles of Incorporation of the Company (the “Certificate of Amendment”), which increased (1) the authorized number of shares of common stock of the Company from 250,000,000 shares to 880,000,000 shares, and (2) the authorized number of shares of preferred stock of the Company from 10,000,000 shares to 70,000,000 shares. The Certificate of Amendment became effective on January 15, 2025.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation, dated January 15, 2025 (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypha Labs, Inc.

Date:	January 16, 2025

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary